EXHIBIT 23.2





CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000, relating to the financial statements, which appears on page A-3 of the Appendix to the 2000 Annual Meeting Proxy Statement of Caterpillar Inc., which is incorporated by reference in Caterpillar Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.






PRICE WATERHOUSE COOPERS LLP


Peoria, Illinois
July 13, 2000